UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2016

ReWalk Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Hatnufa St., Floor 6, Yokneam Ilit, Israel		2069203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:                        +972.4.959.0123

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 16, 2016, ReWalk Robotics (the “Company” or “ReWalk”) entered into a Research Collaboration Agreement (the “Collaboration Agreement”) and an Exclusive License Agreement (the “License Agreement”) with the President and Fellows of Harvard College (“Harvard”).

Under the Collaboration Agreement, ReWalk and Harvard agree to collaborate on research regarding the development of lightweight “soft suit” exoskeleton system technologies for lower limb disabilities, which are intended to treat stroke, Multiple Sclerosis (“MS”), mobility limitations for the elderly and other medical applications. Under the Collaboration Agreement, the Company must pay Harvard quarterly installment payments to help fund the research. Subject to the terms of the Collaboration Agreement, the parties are required to report their respective research results and findings to each other on a regular basis. The Collaboration Agreement governs ownership of the research results and inventions generated in performance of the research collaboration, and provides the Company the option to negotiate with Harvard for a license to certain new inventions of Harvard conceived in performance of the collaboration.

The Collaboration Agreement will expire on May 16, 2021. Subject to payment of a minimum funding commitment under applicable circumstances, the Company may terminate the Agreement if there is a loss of Harvard’s principal investigator or if the Company does not believe that it has or can secure sufficient funding to proceed. The Collaboration Agreement may also be terminated by either party due to a material uncured breach by the other party or upon termination of the License Agreement.

Under the License Agreement, ReWalk is granted an exclusive, worldwide royalty-bearing license under certain patents of Harvard relating to lightweight “soft suit” exoskeleton system technologies for lower limb disabilities, a royalty-free license under certain related know-how and the option to obtain a license under certain inventions conceived under the parties’ joint research collaboration. Harvard retains the right to practice the patents for research, educational and scholarly purposes. The Company is required to use commercially reasonable efforts to develop products under the license in accordance with an agreed-upon development plan and to introduce and market such products commercially. In addition to an upfront fee and royalties on net sales, the Company is obligated to pay Harvard certain milestone payments upon the achievement of certain product development and commercialization milestones. The Company also agrees to reimburse Harvard for expenses incurred in connection with the filing, prosecution and maintenance of the licensed patents.

The License Agreement will continue in full force and effect until the expiration of the last-to-expire valid claim of the licensed patents. The Company may terminate the Agreement for any reason upon 60 days’ prior written notice, while Harvard may terminate the Agreement if the Company does not obtain requisite insurance, becomes insolvent or fails to meet certain development milestones. The License Agreement may also be terminated by ReWalk or Harvard due to the other party’s material uncured breach.

The Collaboration Agreement and License Agreement contain, as applicable, customary representations and warranties and customary enforcement, indemnification and insurance provisions.

These brief descriptions of the Collaboration Agreement and the License Agreement are qualified in their entirety by reference to the provisions of such agreements, which are attached to this current report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 17, 2016, the Company issued a press release titled “ReWalk Announces Collaboration with Harvard University’s Wyss Institute to Develop Lightweight and Soft Exoskeleton Systems for the Treatment of Stroke, Multiple Sclerosis and Limited Mobility Patients,” a copy of which is furnished as Exhibit 99.1 herewith and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Research Collaboration Agreement, dated May 16, 2016, between the Company and the President and Fellows of Harvard College.†
10.2	License Agreement, dated May 16, 2016, between the Company and the President and Fellows of Harvard College.†
99.1	Press release titled “ReWalk Announces Collaboration with Harvard University’s Wyss Institute to Develop Lightweight and Soft Exoskeleton Systems for the Treatment of Stroke, Multiple Sclerosis and Limited Mobility Patients,” dated May 17, 2016.*

† Portions of this exhibit were omitted and a complete copy has been provided separately to the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act.

* Furnished herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ReWalk Robotics Ltd.

By:	/s/ Kevin Hershberger
Name: Title:	Kevin Hershberger Chief Financial Officer

Dated: May 17, 2016

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Research Collaboration Agreement, dated May 16, 2016, between the Company and the President and Fellows of Harvard College.†
10.2	License Agreement, dated May 16, 2016, between the Company and the President and Fellows of Harvard College.†
99.1	Press release titled “ReWalk Announces Collaboration with Harvard University’s Wyss Institute to Develop Lightweight and Soft Exoskeleton Systems for the Treatment of Stroke, Multiple Sclerosis and Limited Mobility Patients,” dated May 17, 2016.*

† Portions of this exhibit were omitted and a complete copy has been provided separately to the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act.

* Furnished herewith.

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